DAVIDOFF MALITO & HUTCHER LLP
                                ATTORNEYS AT LAW
                             200 GARDEN CITY PLAZA
                                   SUITE 315
                          GARDEN CITY, NEW YORK 11530

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                                WWW.DMLEGAL.COM



                                                              February 3, 2006


Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549-0213

             Re:  Windswept Environmental Group, Inc.
                  Registration Statement on Form S-1

Dear Sirs/Madams:

          We have acted as counsel for Windswept Environmental Group, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 84,472,512 shares (the "Shares") of the common stock, par value $.0001 per share (the "Common Stock"), of the Company, to be offered and sold by a certain stockholder of the Company (the "Selling Stockholder"). In this regard, we have participated in the preparation of a Registration Statement on Form S-1 (the "Registration Statement") relating to the Shares. The Shares include (i) 1,500,000 shares of Common Stock issued by the Company to the Selling Stockholder on September 12, 2005 (the "Issued Shares"), (ii) 13,750,000 shares of Common Stock issuable upon exercise of a warrant issued to Laurus Master Fund, Ltd. ("Laurus") on June 30, 2005 (the "Warrant"), (iii) 28,895,179 shares of Common Stock issuable upon exercise of an option issued to Laurus on June 30, 2005 (the "Option"), and (iv) 40,327,333 shares of Common Stock issuable upon the conversion of principal and interest under the amended and restated secured convertible term note issued to Laurus on September 9, 2005 (together with the Warrant and the Option, the "Derivative Securities") of the Company.

         We are of the opinion that (a) the Issued Shares are duly authorized, legally issued, fully paid and non-assessable and (b) the shares underlying the respective Derivative Securities, upon issuance in accordance with the terms of the respective Derivative Securities and registered under the Registration Statement, will be duly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                             Very truly yours,

                                             Davidoff Malito & Hutcher LLP


                                         By:   /s/ Neil M. Kaufman
                                             -------------------------------
                                             Neil M. Kaufman
                                             Partner